Exhibit 10.46

INDUS REALTY TRUST, INC.

2020 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE AND

STOCK OPTION AGREEMENT

INDUS Realty Trust, Inc., a Maryland corporation (the “Company”), pursuant to its 2020 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”) an option to purchase the number of Shares set forth below (the “Option”).  The Option is subject to the terms and conditions set forth in this Stock Option Grant Notice (the “Grant Notice”), the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.

Participant:	_______________________
Grant Date:	_______________________
Exercise Price Per Share:	$_________
Total Exercise Price	$_________
Total Number of Shares Subject to Option:	__________
Vesting Commencement Date	__________
Expiration Date:	__________
Type of Option:	☐ Incentive Stock Option ☐ Non-Qualified Stock Option
Vesting Schedule:

Subject to Participant’s continued status as an Employee, Consultant or Non-Employee Director, the Option shall in three equal installments on the third, fourth and fifth anniversaries of the Vesting Commencement Date.

Participant will be deemed to have accepted the Option and agreed to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice, unless Participant informs the Company in writing within 30 days immediately following the date of the Company’s electronic or other written notification to Participant of the grant of the Option (the “Notification Date”) that Participant wishes to reject the Option.  Failure to notify the Company in writing of Participant’s rejection of the Option during this 30-day period will result in Participant’s acceptance of the Option and Participant’s agreement to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice.

In addition, Participant may accept the Option and agree to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice by signing below following the Notification Date.

By accepting the Option, Participant agrees that he or she has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting the Option and fully understands all provisions of the Grant Notice, the Agreement and the Plan.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice or the Agreement.

INDUS REALTY TRUST, INC.		PARTICIPANT
By:		By:
Print Name:	_____________	Print Name:
Title:	_____________

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant an Option under the Plan to purchase the number of Shares set forth in the Grant Notice.

ARTICLE I.

GENERAL

1.1Defined Terms.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement,

(a)“Cause” shall mean a Company Group Member having “Cause” to terminate Participant’s employment or services, as such term is defined in any relevant employment agreement between Participant and a Company Group Member; provided that, in the absence of such agreement containing such definition, a Company Group Member shall have “Cause” to terminate Participant’s employment or services upon:  (i) gross neglect or willful misconduct by Participant of Participant’s duties or Participant’s willful failure to carry out, or comply with, in any material respect any lawful and reasonable directive of the Board; (ii) conviction of Participant of, or Participant’s plea of no contest, plea of nolo contendere or imposition of adjudicated probation with respect to, any felony or crime involving moral turpitude or Participant’s indictment for any felony or crime involving moral turpitude; (iii) Participant’s habitual unlawful use (including being under the influence) or possession of illegal drugs on a Company Group Member’s premises or while performing Employee’s duties and responsibilities; (iv) Participant’s commission at any time of any act of fraud, embezzlement, misappropriation, material misconduct, or breach of fiduciary duty against the Company (or any predecessor thereto or successor thereof); or (v) Participant’s material breach of this Agreement or any other confidentiality, non-compete or non-solicitation covenant with a Company Group Member; provided that such Company Group Member shall provide Participant with fifteen (15) days prior written notice before any termination due to (a) or (e) (other than to the extent that (a) relates to any fraud or intentional misconduct) with an opportunity to meet with the Board and discuss or cure any such alleged violation1.

(b)“Company Group” shall mean the Company and its Affiliates.

(c)“Company Group Member” shall mean each member of the Company Group.

(d)“Disability” shall have the meaning ascribed to such term in any relevant employment agreement between Participant and a Company Group Member; provided that, in the absence of such agreement containing such definition, “Disability” shall mean Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than twelve (12) months.2

1.2Incorporation of Terms of Plan.  The Option is subject to the terms and conditions set forth in this Agreement and the Plan, each of which is incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

GRANT OF OPTION

2.1Grant of Option.  In consideration of Participant’s past and/or continued employment with or service to any Company Group Member and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the Option to purchase any part or all of an aggregate number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Section 12.2 of the Plan.

2.2Exercise Price.  The exercise price per Share of the Shares subject to the Option (the “Exercise Price”) shall be as set forth in the Grant Notice.

2.3Consideration to the Company.  In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to any Company Group Member. Nothing in the Plan, the Grant Notice or this Agreement shall confer upon Participant any right to continue in the employ or service of any Company Group Member or shall interfere with or restrict in any way the rights of the Company Group, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between any Company Group Member and Participant.

ARTICLE III.

PERIOD OF EXERCISABILITY

3.1Commencement of Exercisability.

(a)Subject to Participant’s continued employment with or service to a Company Group Member on each applicable vesting date and subject to Sections 3.2 and 3.3 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b)Unless otherwise determined by the Administrator or as set forth in a written agreement between Participant and the Company, any portion of the Option that has not become vested and exercisable on or prior to the date of Participant’s Termination of Service (including, without limitation, pursuant to Section 3.1(a) or any employment or similar agreement by and between Participant and the Company) shall be forfeited on the date of Participant’s Termination of Service and shall not thereafter become vested or exercisable.

3.2Duration of Exercisability.  The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative.  Each such installment that becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof. Once the Option becomes unexercisable, it shall be forfeited immediately.

3.3Expiration of Option.  The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)The expiration date set forth in the Grant Notice;

(b)Except as the Administrator may otherwise approve, the expiration of twelve (12) months from the date of Participant’s Termination of Service by reason of Participant’s death or Disability;

(c)Except as the Administrator may otherwise approve, immediately upon Participant’s Termination of Service for Cause; and

(d)Except as the Administrator may otherwise approve, the expiration of ninety (90) days from the date of Participant’s Termination of Service for any other reason.

3.4Tax Withholding.  Notwithstanding any other provision of this Agreement:

(a)The Company Group has the authority to deduct or withhold, or require Participant to remit to the applicable Company Group Member, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement.  The Company Group may withhold or Participant may make such payment in one or more of the forms specified below:

(i)by cash or check made payable to the Company Group Member with respect to which the withholding obligation arises;

(ii)by the deduction of such amount from other compensation payable to Participant;

(iii)with respect to any withholding taxes arising in connection with the exercise of the Option, with the consent of the Administrator, by requesting that the Company withhold a net number of Shares issuable upon the exercise of the Option having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company Group based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(iv)with respect to any withholding taxes arising in connection with the exercise of the Option, with the consent of the Administrator, by tendering to the Company vested Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company Group based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(v)with respect to any withholding taxes arising in connection with the exercise of the Option, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable to Participant pursuant to the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company Group Member with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Company Group Member at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi)in any combination of the foregoing.

(b)With respect to any withholding taxes arising in connection with the Option, in the event Participant fails to provide timely payment of all sums required pursuant to Section 3.4(a), the Company shall have the right and option in its sole discretion, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 3.4(a)(ii) or Section 3.4(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the exercise of the Option to, or to cause any such Shares to be held in book-entry form by, Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the exercise of the Option or any other taxable event related to the Option.

(c)In the event any tax withholding obligation arising in connection with the Option will be satisfied under Section 3.4(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of Shares from those Shares then issuable upon the exercise of the Option as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company Group Member with respect to which the withholding obligation arises.  Participant’s acceptance of this Option constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 3.4(c), including the transactions described in the previous sentence, as applicable.  The Company may refuse to issue any Shares to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 3.4(c) if such delay will result in a violation of Section 409A.

(d)Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action any Company Group Member takes with respect to any tax withholding obligations that arise in connection with the Option.  No Company Group Member makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares.  The Company Group does not commit and is under no obligation to structure the Option to reduce or eliminate Participant’s tax liability.

ARTICLE IV.

EXERCISE OF OPTION

4.1Person Eligible to Exercise.  During the lifetime of Participant, only Participant may exercise the Option or any portion thereof.  After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by Participant’s personal representative or by any Person empowered to do so under the deceased Participant’s will or under the then Applicable Laws of descent and distribution.

4.2Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof. The Option shall not be exercisable with respect to fractional Shares.

4.3Manner of Exercise.  The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other Person designated by the Company), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof.

(a)An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;

(b)The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, in such form of consideration permitted under Section 4.4 hereof that is acceptable to the Administrator;

(c)The payment of any applicable withholding tax in accordance with Section 3.4;

(d)Any other written representations or documents as may be required in the Administrator’s sole discretion to effect compliance with Applicable Law; and

(e)In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any Person or Persons other than Participant, appropriate proof of the right of such Person or Persons to exercise the Option.

Notwithstanding any of the foregoing, the Administrator shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4Method of Payment.  Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of Participant:

(a)Cash, wire transfer of immediately avavilable funds or check;

(b)With the consent of the Administrator, surrender of vested Shares (including, without limitation, Shares otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate Exercise Price of the Option or exercised portion thereof;

(c)Through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Exercise Price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(d)Any other form of legal consideration acceptable to the Administrator.

4.5Conditions to Issuance of Shares.  The Company shall not be required to issue or deliver Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable, (d) the receipt by the Company of full payment for such Shares, which may be in one or more of the forms of consideration permitted under Section 4.4 hereof, and (e) the receipt of full payment of any applicable withholding tax in accordance with Section 3.4 by the Company Group Member with respect to which the applicable withholding obligation arises.

4.6Rights as Stockholder.  Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account).  No adjustment will be made for a dividend or other right for which the record date is prior to the date of such issuance, recordation and delivery, except as provided in Section 12.2 of the Plan.  Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

ARTICLE V.

OTHER PROVISIONS

5.1Administration.  The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons.  To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

5.2Option Not Transferable.  Subject to Section 4.1 hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Option have been issued, and all restrictions applicable to such Shares have lapsed.  Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Administrator, if the Option is a Non-Qualified Stock Option, it may be transferred to Permitted Transferees pursuant to any conditions and procedures the Administrator may require.

5.3Adjustments.  The Administrator may accelerate the vesting of all or a portion of the Option in such circumstances as it, in its sole discretion, may determine.  Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 12.2 of the Plan.

5.4Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records.  By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to that party.  Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.5Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.6Governing Law.   The laws of the State of Maryland shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

5.7Conformity to Securities Laws.  Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to Applicable Law.  Participant agrees to take all steps that the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising Participant’s rights under this Agreement. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

5.8Amendment, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Participant.

5.9Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth in Section 5.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

5.10Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.11Not a Contract of Employment or Service.  Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Company Group Member or shall interfere with or restrict in any way the rights of the Company Group, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between a Company Group Member and Participant.

5.12Entire Agreement.  The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings, notices, communications and agreements of the Company and Participant with respect to the subject matter hereof.

5.13Section 409A.  This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A and shall be interpreted accordingly.  However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other Person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.  No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from Participant or any other individual to the Company or any of its affiliates, employees or agents.

5.14Agreement Severable.  In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

5.15Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  Participant shall have only the right to receive Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.

5.16Counterparts.  The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

5.17Broker-Assisted Sales.  In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 3.4(a)(v) or Section 3.4(c) or the payment of the Exercise Price as provided in Section 4.4(c): (a) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation or exercise of the Option, as applicable, occurs or arises, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (c) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the proceeds of such sale exceed the applicable tax withholding obligation or Exercise Price, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (e) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation or Exercise Price; and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company Group Member with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the applicable Company Group Member’s withholding obligation.

5.18Forfeiture and Claw-Back Provisions.  The Option (including any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt or exercise of the Option or upon the receipt or resale of any Shares received upon exercise of the Option) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place on the Grant Date, to the extent set forth in such claw-back policy and/or in this Agreement.

5.19Electronic Delivery.  By accepting this Agreement, Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission or similar rules or regulations (which consent may be revoked in writing by Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy or other permissible form to Participant).

* * *